UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PA Commerce Bancorp
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(Exact Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 18, 2007

Time:	9:00 a.m.

Place:	Holiday Inn East
4751 Lindle Road
Harrisburg, PA 17111

TO OUR SHAREHOLDERS:

The 2007 Annual Meeting of Shareholders of Pennsylvania Commerce Bancorp, Inc. will be held at the Holiday Inn East, 4751 Lindle Road, Harrisburg, Pennsylvania, on Friday, May 18, 2007 at 9:00 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. The election of eight (8) directors to serve until the 2008 Annual Meeting.

2. Other Business. Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 30, 2007 (the “Record Date”). Your vote at the Annual Meeting is very important to us.

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) in person. Whether or not you expect to attend the Annual Meeting, you may submit your proxy using the Internet, using a toll-free telephone number or by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter J. Ressler
Secretary

Harrisburg, Pennsylvania
April 25, 2007

PENNSYLVANIA COMMERCE BANCORP, INC.

PROXY STATEMENT
Dated to be mailed on or about April 25, 2007

GENERAL INFORMATION

This proxy statement contains information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Pennsylvania Commerce Bancorp, Inc. (“Commerce”). The management of Commerce and Commerce Bank/Harrisburg, N.A. (the “Bank”) prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 25, 2007. If you hold your Commerce shares in an account at a bank or brokerage firm, we generally can not mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to provide it with voting instructions for your Commerce shares.

We will pay the costs of preparing, printing and mailing the proxy and all related materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred to forward our proxy materials to beneficial owners of our stock, upon request of such record holders. In addition to sending you these materials, some of our directors, officers or employees may contact you, without additional compensation, by telephone, by mail or in person for the purpose of soliciting proxies or votes.

Our executive offices are located at 3801 Paxton Street, Harrisburg, PA, 17111, and our telephone number is 800-653-6104. Our mailing address is P. O. Box 4999, Harrisburg, PA 17111.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 30, 2007 (the “Record Date”). A total of 6,200,777 shares of common stock were outstanding on the Record Date and can vote at the Annual Meeting. You are entitled to cast one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote. We will hold the Annual Meeting if the holders of a majority of the shares of the common stock entitled to vote either vote by proxy or attend the meeting in person.

As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the Annual Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to our Transfer Agent in the enclosed prepaid envelope or you may vote using the Internet or the toll-free telephone number as provided on the enclosed proxy card. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for the election of each of the eight director nominees. If other matters are properly brought before the shareholders at the meeting, the proxy holders will exercise their judgment and vote as they determine is in the best interest of Commerce and its shareholders.

What vote is required?

The holders of a majority of the aggregate outstanding shares of Commerce common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Pursuant to the Pennsylvania Business Corporation Law, directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Accordingly, the eight candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any other matter submitted to a vote of the shareholders, except in the case where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws. Abstentions and broker non-votes will be counted as shares for purposes of determining whether there is a quorum, but will not be counted or voted in favor of the election of directors or on any other matter that may be brought before the meeting. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the omitted votes are referred to as “broker non-votes”.

What if other matters come up at the Annual Meeting?

The election of directors described in this proxy statement is the only matter we know will be voted on at the meeting. If other matters are properly presented at the Annual Meeting, the proxy holders named in the enclosed proxy card will exercise their judgment to vote your shares in a manner that they deem to be in the best interests of Commerce and its shareholders.

How are votes counted?

Our judges of election will manually count all votes, which are cast in person or by proxy at the Annual Meeting. Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted. Broker non-votes (shares of common stock held in record name by your broker or nominee for which (i) you have not provided voting instructions, (ii) the broker or nominee does not have discretion to vote on your behalf, and (iii) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes cast.

Can I change my vote after I return my proxy card or vote by telephone or the Internet?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	giving Commerce’s secretary a written notice revoking your proxy;
•	signing, dating and returning to us a new proxy; or
•	placing a second telephone or Internet vote.

We will honor the proxy card or the telephone or Internet vote with the latest date.

Can I vote in person at the Annual Meeting?

Yes. We encourage you to complete and return the proxy card or vote using the Internet or the toll-free telephone number to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously voted by proxy.  Your vote in person will automatically revoke a previously submitted vote by proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth certain information, as of March 30, 2007, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our Named Executive Officers, and by our directors and executive officers as a group. In addition, the table includes information with respect to other persons known to us who own or may be deemed to own more than five percent of our common stock as of March 30, 2007.

The address for each director and named executive officer is c/o Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111.

			Percent of Outstanding
Name of Beneficial	Number of Shares		Common Stock
Owner or Identity of Group	Beneficially Owned	[1]	Beneficially Owned	[1]
Directors

James R. Adair	27,691	[2]	*
John J. Cardello, CPA	10,051	[3]	*
Douglas S. Gelder	145,276	[4]	2.33%
Alan R. Hassman	222,602	[5]	3.57%
Howell C. Mette	139,960	[6]	2.25%
Gary L. Nalbandian	547,986	[7]	8.52%
Michael A. Serluco	176,927	[8]	2.85%
Samir J. Srouji, M.D.	160,796	[9]	2.58%

Named Executive Officers Who are not Directors

D. Scott Huggins	2,516	[10]	*
Rory G. Ritrievi	58,067	[11]	*
David B. Skerpon	9,579	[12]	*
Mark A. Zody	103,713	[13]	1.65%
All Directors and Executive Officers
of Commerce, as a group (12 Persons)	1,605,164	[14]	23.97%

Other Five Percent Beneficial Shareholders

Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ 08034	666,800	[15]	10.75%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109	576,568	[16]	9.30%

* less than 1%

1
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 30, 2007. Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after March 30, 2007, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.

2
Includes 164 shares owned by Mr. Adair’s wife, Carol Adair. Also includes 14,773 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors.

3	Includes 7,591 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors.

4
Includes 29,137 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors. As of the record date, Mr. Gelder has pledged 104,967 shares of Commerce common stock in connection with real estate and business loans with Commerce Bank/Harrisburg.

5
Includes 55,358 shares owned by Mr. Hassman’s wife, Gloria Hassman. Also includes 29,137 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors. As of the record date, Mr. Hassman has pledged 79,759 shares of Commerce common stock in connection with business loans with Commerce Bank/Harrisburg.

6	Includes 29,137 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

7
Includes 107,128 shares held by Mr. Nalbandian’s individually directed participant account in the NAI/CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power and 27,182 shares held in trust by Mr. Nalbandian or Dorothy Nalbandian for the benefit of Mr. Nalbandian’s children. Also includes 230,503 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 and 2006 Employee Stock Option Plans. As of the record date, Mr. Nalbandian has pledged 5,308 shares of Commerce common stock in connection with a line of credit with another financial institution.

8
Includes 4,000 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors. As of the record date, Mr. Serluco has pledged 15,000 shares of Commerce common stock in connection with a real estate loan at another financial institution.

9
Includes 23,576 shares owned by Dr. Srouji’s wife, Gillian Srouji, 1,162 shares owned jointly by Dr. Srouji and his wife and 24,784 shares held by Dr. Srouji’s self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan. Also includes 29,137 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

10	Includes 700 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 and 2006 Employee Stock Option Plans.

11
Includes 494 shares owned jointly by Mr. Ritrievi and his wife. Also includes 51,014 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 and 2006 Employee Stock Option Plans.

12	Includes 5,000 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 and 2006 Employee Stock Option Plans.

13
Includes 14,224 shares owned jointly by Mr. Zody and his wife. Also includes 66,988 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 and 2006 Employee Stock Option Plans.

14
Includes an aggregate of 497,117 shares of Commerce common stock issuable to directors and named executive officers of Commerce under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors and Commerce’s 1996 and 2006 Employee Stock Option Plans.

15
Based on Schedule 13G filed by the shareholder with the SEC on February 21, 2007 and reporting ownership as of December 31, 2006. The shareholder has sole voting and sole investment power with respect to all shares.

16
Based on Schedule 13G filed by the shareholder with the SEC on February 14, 2007 and reporting ownership as of December 31, 2006. According to the Schedule 13G, the shareholder holds these shares in its capacity as investment advisor; all such shares are held of record by clients of the shareholder. The shareholder shares voting power with respect to 446,068 shares and shares investment power with respect to all shares.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and persons who own more than 10% of our common stock must file reports with the SEC indicating the number of shares of Commerce common stock they beneficially own and changes in the beneficial ownership. All such persons are required by the SEC to furnish Commerce with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, we believe all Section 16(a) filing requirements applicable to these persons were timely complied with, except that the following persons filed reports that were inadvertently late: (a) Alan R. Hassman filed a Form 4 in connection with the sale of shares which was not timely and (b) James R. Ridd filed a Form 4 in connection with a sale of common stock which was not timely.

ELECTION OF DIRECTORS OF COMMERCE

The Bylaws of Commerce provide as follows:

•	the Board of Directors may, from time to time, fix the number of directors;
•	the Board will consist of not less than five nor more than twenty-five directors; and
•	directors will be elected for a one-year term.

The Board of Directors by resolution has set at eight the number of persons to be elected to the Board of Directors at the Annual Meeting. Pursuant to the Pennsylvania Business Corporation Law, the election of directors will be determined by a plurality vote and the eight nominees receiving the most “FOR” votes will be elected. Shares may be voted “FOR” or withheld from each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares cast for the directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees as named herein.

All of the nominees are currently members of the Board of Directors and each of them has consented to serve if elected. Commerce does not have separate classes of directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

The proxy holders named on the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2008 Annual Meeting and until their respective successors have been duly qualified and elected. If you return a signed proxy card without voting instructions, your proxy will be voted in favor of the election of those nominees. Each nominee is currently a director of both Commerce and the Bank. All nominees for election were unanimously recommended by the Board of Directors.

The following table shows the name, age, positions with the Company and length of board service for each nominee for election as director.

Name & Age	Position with Commerce and the Bank	Director Since

Gary L. Nalbandian, 64	Chairman, President and CEO of Commerce and the Bank	1985

James R. Adair, 59	Director of Commerce and the Bank	2001

John J. Cardello, 46	Director of Commerce and the Bank	2004

Douglas S. Gelder, 57	Director of Commerce and the Bank	1988

Alan R. Hassman, 67	Director of Commerce and the Bank	1985

Howell C. Mette, 79	Director of Commerce and the Bank	1985

Michael A. Serluco, 66	Director of Commerce and the Bank	1985

Samir J. Srouji, M.D., 70	Director of Commerce and the Bank	1985

Except as otherwise stated below, the principal occupation indicated has been the person’s principal occupation for at least the last five years, based upon information furnished by the nominees.

Gary L. Nalbandian. Mr. Nalbandian, a director of the Bank since 1985 and of Commerce since 1999, has been Chairman of the Bank since 1985 and Commerce since 1999. Mr. Nalbandian has been President/CEO of the Bank and Commerce since February 15, 2002. Mr. Nalbandian has also been the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co. (NAI/CIR), Wormleysburg, PA since 2002.

James R. Adair. Mr. Adair, a director of the Bank and of Commerce since 2001, has been the Owner of Adair Construction Services since 2003. Mr. Adair was also the President/CEO of Alexander Constructors, Inc. for the period 1997-2003.

John J. Cardello, CPA. Mr. Cardello, a director of the Bank and of Commerce since 2004, is a Partner at Seligman, Friedman and Company, P.C. in York, PA, which engages in the accounting and consulting business.

Douglas S. Gelder. Mr. Gelder, a director of the Bank since 1988 and of Commerce since 1999, is the President and Owner of DSG Development (a land development company) in Hershey, PA.

Alan R. Hassman. Mr. Hassman, a director of the Bank since 1985 and of Commerce since 1999, is the President of ARH, Inc. and Keystone Lodging Enterprises, in Camp Hill, PA, which engages in the restaurant and hotel business.

Howel1 C. Mette, Esquire. Mr. Mette, a director of the Bank since 1985 and of Commerce since 1999, is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA.

Michael A. Serluco. Mr. Serluco, a director of the Bank since 1985 and of Commerce since 1999 is the owner of Consolidated Properties in Wormleysburg, PA, which engages in the business of real estate investment.

Samir J. Srouji, M.D. Dr. Srouji, a director of the Bank since 1985 and of Commerce since 1999 is a physician-surgeon at Plastic Surgery, P.C. in Camp Hill, PA.

Process for Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee will utilize current members of the Board of Directors, management and other appropriate sources to identify potential nominees. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and shareholders. The Committee’s process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

The Nominating and Corporate Governance Committee will receive and consider nominee recommendations that shareholders address to the Corporate Secretary of Commerce at the address listed on the first page of this proxy statement. If shareholders wish to nominate candidates for election at Commerce’s Annual Meeting of Shareholders, however, they must comply with additional procedures contained in Commerce’s Bylaws. To nominate someone at the Annual Meeting, you must deliver or mail a notice to the Secretary of Commerce no less than 45 days prior to the date of the Annual Meeting. Your notice must state your name, residence address and a representation that you are a holder of record of common stock of Commerce entitled to vote (include the number of shares of Commerce that you own) at such meeting and intend to appear in person or by proxy at the meeting to vote for the person or persons nominated. Your notice must also contain the following information on each proposed nominee:

•      the name, address and age of the nominee;
•      the principal occupation of the nominee;
•      the number of shares of Commerce’s common stock owned by the nominee;
•      the total number of shares that, to your knowledge, will be voted for the nominee;
•      a description of all arrangements and understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by you;
•      such other information regarding each nominee proposed by you as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee; and
•      the consent of each nominee to serve as a director of Commerce if so elected.

If you do not follow this procedure, the Chairman of the meeting will disregard your nomination made at the Annual Meeting, and the judges of election will disregard any votes cast for your nominees.

Director Qualifications. Nominees for director will be selected on the basis of outstanding achievement in their careers; Board experience; education; independence under applicable NASDAQ and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors and committee duties. Generally, nominees should also have experience in the banking industry or knowledge about the issues affecting the banking industry. Nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Commerce's shareholders. They must also have an inquisitive and objective perspective, practical experience and mature judgment. Commerce endeavors to have a Board of Directors representing diverse experiences and policy-making levels in business, government, education and technology, and in other areas relevant to Commerce's activities. Directors are expected to attend scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Commerce's financial statements.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by Commerce's charter and Bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director, the Nominating and Corporate Governance Committee reviews such director's service to Commerce during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director's potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ Marketplace Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee or the Board of Directors will interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in the case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to recommend that the Board of Directors nominate the director candidate for election at the shareholders meeting.

CORPORATE GOVERNANCE

The corporate governance policies of Commerce are set forth in the Corporate Governance Guidelines approved by the Board of Directors. The Corporate Governance Guidelines include information regarding the functions, responsibilities, qualifications and composition of the Board of Directors and other matters. A copy of the Corporate Governance Guidelines, as approved by the Board of Directors can be found on Commerce’s website at www.commercepc.com, under the “Investor Relations” section in “Corporate Governance Highlights” and is available in print to any shareholder requesting a copy by writing to the Corporate Secretary at the address given on Page 1 of this Proxy Statement.

Our Codes of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“the Code”) for our directors, officers and employees. The Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards and Commerce provides a copy of the Code to each director, officer and employee.

Commerce has also adopted a Code of Ethics for Senior Financial Officers that is applicable to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller and any other person performing similar duties.

Each of the above mentioned codes require that any exception or waiver to any provision for directors or applicable officers be submitted for approval to the Board of Directors and such exceptions will be publicly disclosed as required by law or NASDAQ rules. A copy of each code can be found under the “Corporate Governance Highlights” in the “Investor Relations” section of Commerce’s website at www.commercepc.com and is available in print to any shareholder who requests a copy by writing to the Corporate Secretary at the address given on Page 1 of this proxy statement.

Independence of Directors

As permitted by the NASDAQ Marketplace Rules, to assist the Board in evaluating the independence of each of its directors, the Board has adopted categorical standards of independence. Applying these standards, the Board of Directors has determined that the following directors and nominees, constituting a majority of the members of the Board, are independent as defined in the applicable NASDAQ rules: James R. Adair, John J. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, and Samir J. Srouji, M.D. The categorical standards adopted and applied by the Board consist of the following business or charitable relationships which the Board has determined are not material relationships that would impair a director’s independence:

•      Lending relationships, deposit relationships or other financial service relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, insurance and related products, private banking, investment management, custodial, securities brokerage, cash management and similar services) between Commerce or the Bank, on the one hand, and (i) the director; and/or (ii) any immediate family member of the director who resides in the same home as the director; and/or (iii) any profit or non-profit entity with which the director is affiliated by reason of being a director, officer, employee, trustee, partner and/or an owner thereof, on the other, provided that (A) such relationships are in the ordinary course of business of Commerce or the Bank and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and in addition, (B) with respect to any extension of credit by the Bank to any borrower described in clauses (i) - (iii) above, such extension of credit has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Exchange Act and no extension of credit is on a non-accrual basis.

•      The fact that (i) the director is a director, officer, employee, trustee, partner and/or an owner thereof in any profit or non-profit entity, (ii) the director is of counsel to a law firm, or (iii) an immediate family member is a director, officer, employee, trustee, partner and/or an owner of any entity, that makes payments to, or receives payments from, Commerce or the Bank for property or services in an amount which, in any fiscal year, is less than the greater of $60,000 or five percent of such other entity’s consolidated gross revenues, and such property or services were provided or received in the ordinary course of business of each of the parties.

•     The fact that the director, or an immediate family member of the director who resides in the same home as the director, is a director, officer, employee or trustee of a non-profit organization, foundation or university to which Commerce or the Bank makes discretionary contributions provided such contributions in any fiscal year, excluding Commerce or the Bank matching funds, are less than the greater of $60,000 or five percent of the entity's consolidated gross revenues for the most recently ended fiscal year for which total revenue information is available.

•     Any contract or other arrangement for personal services provided by the director to Commerce or the Bank (excluding services as a director of Commerce or the Bank) if the compensation to the director does not exceed $60,000 per calendar year.

•     The employment by Commerce or the Bank of an immediate family member of the director provided that such immediate family member was or is not an executive officer of Commerce and the compensation of any such family member was established by Commerce or the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

For purposes of the foregoing standards of director independence, an "immediate family member" means any of the director's spouse, parents, children, brothers, sisters, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

Directors are requested to inform the Chairman of the Nominating and Governance Committee and the President of Commerce of any change of circumstances or before serving as a director, officer, employee, partner, trustee and/or owner of an outside profit or non-profit entity so that such change in circumstances or opportunity can be reviewed as to whether or not it might put a director's independence at issue.

Commerce’s independent directors have met and will continue to meet in regularly scheduled Executive Sessions without management present.

Shareholder Communications with the Board

Shareholders who wish to communicate directly with the Board of Directors, including the non-management directors, may direct such communications in writing, via letter to the Audit Committee Chairman, c/o Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111. The Audit Committee Chairman will convey any and all such communications to the full Board of Directors for consideration and review or, if requested by the shareholder, to an individual Board member.

Attendance at Annual Meeting

The Board of Directors has adopted a policy that all of its directors should be present at Commerce’s Annual Meeting, absent extenuating circumstances. All of the directors of Commerce were in attendance at the Annual Meeting of Shareholders held May 19, 2006.

Meetings and Committees of the Board of Directors

The Board of Directors met twelve (12) times during 2006. In 2006, each director attended more than 75% of the total number of meetings of the Board of Directors, including all committees of Commerce and the Bank, of which they are members.

Commerce’s non-management directors have regularly scheduled meetings without any management directors in attendance at least two times a year.

The Board of Directors of Commerce has established six (6) committees:

•	the Audit Committee;
•	the Nominating and Corporate Governance Committee;
•	the Compensation Committee;
•	the Compliance Committee;
•	the Executive Committee; and
•	the Real Estate Committee.

Information with respect to the Audit, Nominating and Corporate Governance, Compensation, and Compliance Committees is listed below.

Audit Committee. The principal duties performed by the Audit Committee include monitoring the integrity of the financial statements of Commerce, reviewing the complete audit of the financial statements of Commerce and its subsidiaries, reviewing and making recommendations to the Board of Directors regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing examination reports by federal banking regulators, the independence and performance of Commerce’s independent registered public accounting firm and the pre-approval of professional services provided by the independent registered public accounting firm, the performance of Commerce’s internal audit function and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented. The members of the Audit Committee are John J. Cardello (Chairman), Douglas S. Gelder, Alan R. Hassman and Samir J. Srouji. The Committee met four times in 2006. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the "Investor Relations" section in "Corporate Governance Highlights". Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Cardello is an Audit Committee financial expert, as defined by the SEC. The report of the Audit Committee is located on page 16 of this proxy statement.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become directors and recommend that the Board of Directors select those candidates for election to the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Commerce and otherwise take a leadership role in shaping our corporate governance. The members of the Committee, are Douglas S. Gelder (Chairman), John J. Cardello and Samir J. Srouji. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules. The Committee met four times during 2006. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the "Investor Relations" section in "Corporate Governance Highlights”.

Compensation Committee. The functions of the Compensation Committee are to evaluate Commerce’s compensation policies and plans, to review and evaluate the individual performance of Commerce’s directors, to establish the compensation of the Board of Directors, to evaluate, establish and approve or recommend to the full Board for approval the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting Commerce. The members of the Compensation Committee are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. Each of the members of the Committee is independent, as defined in the NASDAQ Marketplace Rules. The Committee met two times in 2006. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the “Investor Relations” section in “Corporate Governance Highlights”. The Compensation Discussion and Analysis begins on page 17 of this proxy statement and the Compensation Committee Report appears on page 27 of this proxy statement. The Committee is also responsible for determining whether to recommend to our Board of Directors that the Compensation Discussion and Analysis section be included in the Annual Report on Form 10-K and proxy statement and for providing a Compensation Committee Report for the proxy statement.

Compliance Committee. The functions of the Compliance Committee include representing and providing assistance to the Board of Directors in fulfilling its oversight responsibility relating to compliance with legal and regulatory requirements, reviewing reports of examination issued by federal banking authorities and other third parties with respect to legal and regulatory compliance, reviewing with the Board any issues coming to its attention regarding compliance with regulatory requirements, monitoring the Company’s compliance program and monitoring compliance by the Company’s subsidiaries with all applicable laws, rules and regulations. The members of the Compliance Committee are Howell C. Mette (Chairman), Douglas S. Gelder and Michael A. Serluco. The Committee met three times in 2006. The Compliance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the “Investor Relations” section in “Corporate Governance Highlights”.

Related Party Transaction Policy and Procedures

Commerce does not have a separate written policy specific to related party transactions. The Board of Directors is responsible for reviewing and approving all related party transactions. Related parties of Commerce include our directors, executive officers, certain of our shareholders and the immediate family members of any of these three groups. To identify related party transactions, each year we submit and require our directors and executive officers to complete Director and Officer Questionnaires listing any transactions with us in which the director, executive officer, or their immediate family members have an interest. We review related party transactions for a potential conflict of interest. A conflict of interest could occur if an individuals’ private interest interferes with the interests of Commerce or the Bank. Our Code of Business Conduct and Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to notify Commerce’s Chief Risk Officer as well as Commerce’s President. Directors and executive officers are to provide reasonable notice to the Chief Risk Officer and to the President of all changes or new business activities, related party relationships and board directorships as they arise.

In addition, Commerce and the Bank are subject to Federal Reserve Regulation O, which deals with loans by federally regulated banks to certain insiders, which includes an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (“Insiders”). Commerce follows a Regulation O policy that prohibits the subsidiary bank from making loans to an Insider unless the loan (i) is made on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with other persons who are not subject to Regulation O and who are not employed by the Bank; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Commerce and the Bank are examined periodically by bank regulators for compliance with Regulation O. Internal controls exist within Commerce and the Bank to ensure that compliance with Regulation O is maintained on an ongoing basis.

We believe that these policies provide appropriate levels of control and monitoring of the types of related party transactions that are likely to arise in the nature of our business and the associated risks.

Related-Party Transactions

Applicable SEC regulations require Commerce to disclose transactions with certain related parties where the amount involved exceeds $120,000 and in which the related party has a direct or indirect material interest. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Commerce is not deemed to have a material interest in the transaction where the interest arises only from such person’s position as a director of another entity and/or arises only from the ownership by such person (and such person’s immediate family members) in the other entity if that ownership is under 10%, excluding partnerships. Transactions in which a related person does not have a direct or indirect material interest are not required to be disclosed.

Customer Relationships. During 2006, the Bank had, and expects to have in the future, loan and deposit account banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Commerce. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, (including interest rates, collateral on loans, and repayment terms), as those prevailing at the same time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. Also, these loans and extensions of credit are governed by Regulation O and we discuss Regulation O and our process for managing transactions governed by Regulation O above. The loans to these persons and related companies amounted to less than 2% of total loans outstanding as of December 31, 2006.

Business Relationships. In the ordinary course of business, we may enter into transactions with, or receive services from, entities affiliated with our directors or their immediate family members including the following:

Howell C. Mette, a director and 2.25% beneficial shareholder of Commerce, is a shareholder (owning less than a 10% equity interest) in the law firm of Mette, Evans & Woodside, which Commerce retained during 2006, and intends to retain during 2007.

Gary L. Nalbandian, Chairman, President and CEO of Commerce and the Bank, and an 8.52% beneficial shareholder of Commerce is the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co. The Bank utilizes NAI/Commercial-Industrial Realty Co. to identify sites for its store expansions. In connection with these transactions, NAI/Commercial-Industrial Realty Co. received commissions from independent third parties related to real estate transactions conducted on behalf of the Bank. Mr. Nalbandian received no financial benefit from such commissions.

Shareholder Relationships. As of March 30, 2007, Commerce Bancorp, Inc. (“Bancorp”), owned 10.75% of Commerce’s common stock, 100% of Commerce’s Series A preferred stock, warrants that entitle Bancorp to purchase 287,332 shares (as adjusted for common stock dividends and stock splits) of our common stock in the event of a “change in control” (as defined in the Warrant Agreement) and 100% of Commerce’s Trust Capital Securities. Under a Network Agreement, Bancorp, through its subsidiary, Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey, provides various services to the Bank including:

•	maintaining the computer wide area network;
•	proof and encoding;
•	deposit and loan account statement rendering;
•	ATM/VISA Card processing;
•	data processing;
•	advertising support; and
•	call center support.

These services are provided for a monthly fee. The Bank paid approximately $3.1 million for services provided by Bancorp during 2006. Insurance premiums and commissions, which are paid to a subsidiary of Bancorp, are included in this total.

Additionally, the Bank occasionally participates in loans with Commerce Bank, N.A. At December 31, 2006, approximately $1.9 million of these participations were outstanding.

A federal funds line of credit was established with Commerce Bank, N.A. in the amount of $15.0 million at a rate of interest based upon the overnight federal funds rate, which could be drawn upon if needed. The balance at December 31, 2006 on this line was $9.3 million.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

The following table lists the total compensation paid to Commerce’s non-employee directors in 2006.

	Fees Earned	Option	All Other
	or	Awards	Compensation	Total
Name	Paid in Cash	($)[1]	($)	($)

James R. Adair	$ 24,200	$ 9,680	n/a	$ 33,880

John J. Cardello	32,800	9,680	n/a	42,480

Douglas S. Gelder	26,600	9,680	n/a	36,280

Alan R. Hassman	19,000	9,680	n/a	28,680

Howell C. Mette	18,900	9,680	n/a	28,580

Michael A. Serluco	20,200	9,680	n/a	29,880

Samir J. Srouji, M.D.	21,000	9,680	n/a	30,680

1
This column shows the dollar amount recognized for financial statement purposes during 2006 for the fair value of stock options granted to Commerce’s non-employee directors during 2006, in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share Based Payment” (“FAS 123(R)”). This amount includes options granted in 2006 only, as vesting for options granted prior to July 1, 2005 was accelerated in December 2005. The full grant date fair value, under FAS 123(R), of options granted to each non-employee director in 2006 was $44,547. This is the amount Commerce will recognize for financial statement reporting purposes over the award’s vesting schedule. Options granted in 2006 were valued at $11.11 using a

Black-Scholes option pricing model in accordance with FAS 123(R). For a discussion on the valuation assumptions used, see Note 1 to Commerce’s Notes to Consolidated Financial Statements included in Commerce’s annual report on Form 10-K for the year ended December 31, 2006. As of December 31, 2006, the aggregate number of unexercised options held by each non-employee director was as follows:

	Number of Options
Name	Vested	Unvested

James R. Adair	13,773	4,000

John J. Cardello	6,591	4,000

Douglas S. Gelder	31,728	4,000

Alan R. Hassman	31,728	4,000

Howell C. Mette	31,728	4,000

Michael A. Serluco	3,000	4,000

Samir J. Srouji, M.D.	28,137	4,000

Director’s Fees

Each Commerce director, including Mr. Nalbandian, received an annual retainer fee of $2,000 plus a fee of $1,400 for each regular monthly meeting of the Board of Directors attended in 2006. Each director who is an active member of the Audit Committee, the Executive Committee or the Asset/Liability Committee received $300 for each committee meeting attended. Each director who is an active member of the Nominating and Corporate Governance Committee, the Compliance Committee, the Real Estate Committee or the Compensation Committee received $200 for each committee meeting attended. In addition, the Chairman of the Audit Committee received an additional fee of $3,000 per quarter and the Chairman of the Nominating and Corporate Governance Committee received an additional fee of $1,500 per quarter. Also, the Chairman of the Compensation Committee and the Chairman of the Compliance Committee each received a fee of $500 for each meeting of these committees attended and the Chairman of the Real Estate Committee received a fee of $300 for each meeting attended.

The annual retainer fee for 2007 will remain the same as in 2006 and the monthly Board of Directors meeting fee will be $1,500. For 2007, each director who is an active member of the Audit Committee, the Executive Committee or the Asset/Liability Committee will receive $500 for each committee meeting attended. Each director who is an active member of the Nominating and Corporate Governance Committee, the Real Estate Committee, the Compliance Committee or the Compensation Committee will receive $300 for each committee meeting they attend. The Chairman of the Audit Committee will receive an additional fee of $4,000 per quarter. The Chairman of the Nominating and Corporate Governance Committee, and the Chairman of the Real Estate Committee will receive $500 for each meeting they attend. The Chairman of the Compensation Committee and the Chairman of the Compliance Committee will receive $600 for each meeting they attend.

1990 and 2001 Stock Option Plan for Non-Employee Directors

Effective January 1,1990, Commerce adopted the 1990 Director’s Stock Option Plan for non-employee directors (the "1990 Plan") which provides for the purchase of a total of not more than 359,171 shares of Commerce common stock (as adjusted for all stock splits and dividends through the record date) by members of the Board of Directors of Commerce. Options granted pursuant to the 1990 Plan may be exercised beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Commerce, as such term is defined in the 1990 Plan. No further options may be granted under the 1990 Plan. As of the record date, options to purchase 43,092 shares of Commerce common stock (as adjusted for all stock splits and stock dividends through the record date) were outstanding under the 1990 Plan.

Effective January 1, 2001, Commerce adopted the 2001 Director’s Stock Option Plan for non-employee directors (the "2001 Plan") which provides for the purchase of a total of not more than 243,100 shares of Commerce common stock (as adjusted for all stock splits and dividends through the record date) by members of the Board of Directors of Commerce and other persons who are not employees of Commerce. Options may be granted under the 2001 Plan through December 31, 2010. Under the 2001 Plan, members of the Board of Directors of Commerce who are not also employees of Commerce and other persons who are not employees of Commerce are entitled to receive options to purchase Commerce common stock. Options granted prior to January 1, 2005 pursuant to the 2001 Plan may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Commerce, as such term is defined in the 2001 Plan. Options granted pursuant to the 2001 Plan after January 1, 2005, may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant ratably over four years or (ii) a "change in control" of Commerce. On December 16, 2005 our Board of Directors approved the accelerated vesting of all outstanding unvested stock options awarded prior to July 1, 2005 to employees and directors. This acceleration was effective as of December 18, 2005. The decision to accelerate the vesting of the options was to enable the Company to reduce the amount of non-cash compensation expense that would have been recorded in the Company’s income statement in future periods upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” in January 2006. Along with the accelerated vesting, we placed a restriction on the members of the Board that will prevent the sale, or any other transfer, of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination as a director. As of the Record Date, options to purchase 175,723 shares of Commerce common stock (as adjusted for all stock splits and stock dividends through the record date) had been granted under the 2001 Plan and 67,375 shares of Commerce common stock (as adjusted for all stock splits and stock dividends through the record date) were available for issuance under the 2001 Plan.

Both the 1990 Plan and 2001 Plan are administered by our Board, including non-employee directors. Options granted under the 1990 Plan and/or 2001 Plan are not "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Option exercise prices are intended to equal 100% of the fair market value of Commerce's common stock on the date of option grant. The Board has the discretion to grant options under the 2001 Plan to non-employee directors or to other persons who are not employees of Commerce and determine the number of shares subject to each option, the rate of option exercisability, and subject to certain limitations, the option price and the duration of the options. Unless terminated earlier by the option's terms, options granted under the 1990 Plan and/or 2001 Plan expire ten years after the date they are granted. Options are not transferable other than by will or laws of descent and distribution. A director can exercise options only while a director of Commerce or that period of time after he/she otherwise ceases so to serve as determined by the Board of Directors. If a director dies within the option period, the director’s estate may exercise the option within three months of his or her death. The number of shares subject to option and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend or the like.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. No person who served, as a member of the Compensation Committee during 2006 was a current or former employee of Commerce or any of our subsidiaries or, except as previously disclosed, engaged in certain transactions with Commerce required to be disclosed by regulations of the SEC. Additionally, there was no Compensation Committee “interlocks” during 2006, which generally means that no executive officer of Commerce served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Commerce.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management on March 9, 2007 to review and discuss Commerce’s 2006 audited financial statements. Additionally, the Audit Committee met with Beard Miller Company LLP, Commerce’s independent accountants and discussed the matters required by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with Beard Miller Company LLP its independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Commerce’s Annual Report on Form 10-K for the year ended December 31, 2006.

By:  John J. Cardello, Chairman
Douglas S. Gelder
Alan R. Hassman
Samir J. Srouji

EXECUTIVE OFFICERS

The following table shows the name, age, position, and business experience for the past five years of each of Commerce’s named executive officers included in this proxy statement determined in accordance with the rules and regulations of the SEC.

		Positions with Commerce and/or its Subsidiaries
Name	Age	Principal Occupation

Gary L. Nalbandian	64	Chairman, President and CEO of Commerce and
		the Bank[1]

Mark A. Zody	43	Executive Vice President and Chief Financial Officer
		of Commerce and the Bank

Rory G. Ritrievi	43	Executive Vice President and Chief Lending Officer
		of Commerce and the Bank

David B. Skerpon	46	Executive Vice President and Chief Retail Officer
		of Commerce and the Bank[2]

D. Scott Huggins	57	Senior Vice President and Chief Risk Officer of
		Commerce and the Bank[3]

1	Mr. Nalbandian became Chairman/President/CEO of Commerce and the Bank in February 2002. Prior thereto, Mr. Nalbandian had been the Chairman of the Board since 1985.

2	Mr. Skerpon terminated his employment with Commerce as of January 12, 2007.

3
Mr. Huggins became Senior Vice President/Chief Risk Officer of Commerce and the Bank in December 2004. Prior to joining Commerce in December 2004, Mr. Huggins served as Senior Vice President/Chief Auditor of Fulton Financial Corporation from August 1999 to December 2004.

COMPENSATION DISCUSSION AND ANAYLSIS

Overview

Our Compensation Discussion and Analysis addresses the following topics:

•	the members and role of our Compensation Committee;
•	our compensation philosophy and objectives;
•	our compensation setting process;
•	the components of our executive compensation program; and
•	our compensation decisions we have made with respect to our named executive officers.

The Compensation Committee

The Compensation Committee of the Board is comprised of the following three members: Alan R. Hassman (Chairman), Douglas S. Gelder, and Michael A. Serluco. Each of these members: (a) is a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act and (b) satisfies the independence requirements of the NASDAQ listing standards and other applicable regulatory requirements.

Our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, elects the members of the Compensation Committee. Members serve in accordance with Commerce’s Bylaws and until their respective successors are duly qualified and elected.

Compensation Committee Purpose

The Compensation Committee’s purpose is to assist our Board in carrying out the Board’s responsibilities relating to the compensation of Commerce’s “executive officers” and directors. The term “executive officers,” as used herein, refers to all persons designated as “executive officers” under the Exchange Act and the rules and regulations thereunder. Subject to the ratification of the Board, the Compensation Committee has overall responsibility for oversight, evaluation, assessment and approval of (i) executive officer compensation plans and programs, (ii) all compensation programs involving the issuance of stock options and (iii) director compensation plans and programs.

Authority, Duties and Responsibilities of the Compensation Committee

The authority, duties and responsibilities of the Compensation Committee include, but are not limited to:

•
develop policies, processes and procedures for considering and determining the compensation and benefits of Commerce’s executive officers and annually review and reassess the adequacy of such policies, processes and procedures;

•	to administer Commerce’s executive office compensation programs in a manner that furthers Commerce’s strategic goals and serves the interest of our shareholders;
•	subject to the ratification of the Board, annually evaluate the performance of Commerce’s Chief Executive Officer (CEO) and determine and approve his compensation based on this evaluation;
•
subject to the ratification of the Board, determine and approve the total compensation levels of the “named executive officers” and to allocate total compensation among the various components of executive pay;

•
subject to the ratification of the Board, administer equity-based and other employee benefit plans, which are required to be administered by the Board or a committee of the Board, and appoint and remove plan administrators for Commerce’s other employee benefit plans;

•	annually review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments.

The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the “Investor Relations” section in “Corporate Governance Highlights”.

Our Compensation Committee met two times in 2006 and has met once so far in 2007. Committee Chairman Hassman works with Chief Executive Officer Nalbandian to establish meeting agendas. The Committee typically meets with the Chief Executive Officer; however, it also meets in executive session without management.

Compensation Philosophy

The intent of our executive compensation program is to effectively allow Commerce to achieve its compensation objectives as listed below. The program is designed to support Commerce’s core values and strategic objectives. We believe in maintaining a competitive compensation package to ensure continuity of the management team with the goal of increasing shareholder value over the long-term.

Compensation Objectives

The objectives of our executive compensation program are as follows:

•	attract, retain, reward and motivate executive officers to achieve Commerce’s business objectives;
•	align the interests of executive officers with the long-terms interests of our shareholders;
•	provide compensation packages competitive with those of other similar bank holding companies and banks;
•	encourage stock ownership by our executive officers.

Compensation Committee Process

Our Compensation Committee relies on its judgment, in conjunction with information and analysis provided by its compensation consultant, in making compensation decisions, after reviewing each executive’s as well as Commerce’s overall performance. Factors included in compensation decisions for executive officers include, but are not limited to:

•	financial measurements such as asset, deposit and loan growth, total revenues, net income, net income per share, asset quality and shareholder returns;
•	promoting the “Commerce” brand;
•	executing of the “Commerce” model;
•	enforcing the “Commerce” culture; and
•	achieving operational and/or industry excellence by improving the customer experience.

  Our Compensation Committee generally does not follow compensation formulas or react to short-term changes in Commerce’s performance in determining the amount and mix of compensation components. We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We believe that information regarding pay practices at other banks and bank holding companies is useful in that, we recognize that our compensation practices must be competitive in the marketplace. However, this marketplace information is only one of the factors that we consider in assessing the level and composition of executive officer compensation.

Role of Management in Determining or Recommending Compensation

Subject to the ratification of the Board, the Compensation Committee typically reviews and determines executive compensation in February of each year. Mr. Nalbandian, Commerce’s Chairman, President and Chief Executive Officer, makes recommendations concerning the amount and composition of compensation to be awarded to our named executive officers, excluding himself, but does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination, subject to the ratification of the Board.

Role of Compensation Consultant in Determining Executive Compensation

In order to evaluate Commerce’s executive compensation, the Compensation Committee retained the services of an external compensation consultant, The Pierson Group, located in Philadelphia, Pennsylvania, to conduct an executive compensation review. At the request and direction of our Compensation Committee, the review compared salary, bonus and stock option awards for Commerce’s named executive officers to several groups of banks and bank holding companies similar in size to Commerce as well as those with which Commerce directly competes.

The Compensation Committee determined that, for 2006, the salary, bonus and stock option awards (considered to be total direct compensation by the compensation consultant) for each executive officer fell within a reasonable range of compensation paid to executive officers of comparable companies.

Compensation Components

Compensation for executive officers consists of the following primary components:

•	salary;
•	bonus;
•	stock option awards; and
•	other benefits.

We intend to continue our strategy of compensating our executive officers through evaluation of individual and Commerce performance. To that end, executive compensation is structured to create a balance between compensation and the individual’s performance as well as the long-term interests of our shareholders. Key components of compensation that depend upon the executive’s and Commerce’s performance include:

•	a salary that competitively compensates the executive based on position and experience;
•	a discretionary cash bonus that is based on an assessment of the executive’s performance within the context of Commerce’s overall performance; and
•	stock option awards, the value of which is dependent upon increases in Commerce’s stock price after the date that the option is granted.

Salary and bonus are designed to attract and retain executive talent and are aligned with the executive’s responsibilities, experience and performance. Stock option grants focus on successful long-term performance and shareholder returns.

Compensation Review

We do not have any employment, severance or change in control agreements with any of our executive officers.

Salary

Salaries for our executive officers are intended to be competitive to attract and retain executive talent and are dependent upon the executive’s responsibilities, experience and performance. In determining salaries, the Compensation Committee considers the individual’s position, performance and experience as well as information provided by our compensation consultant. The salaries of our named executive officers are reviewed on an annual basis, but are not automatically increased if the Compensation Committee believes that other components of compensation are more appropriate based on the executive’s and/or Commerce’s performance.

Bonus

Bonuses are intended to provide a direct, discretionary cash incentive to our named executive officers. The Compensation Committee, with input from our Chief Executive Officer with respect to all other executive officers, uses its judgment in conjunction with information and analysis provided by our compensation consultant, in determining the current year bonus for each executive officer. On an annual basis, the executive officer’s performance, within the context of Commerce’s performance during the previous fiscal year, is reviewed, evaluated and compared against information provided in the compensation consultant’s review.

Option Awards

Commerce’s stock option program is designed to recognize the executive’s responsibilities, experience and performance and to align executive compensation with Commerce’s long-term performance as well as shareholder return. In determining stock option awards, subject to the ratification of the Board, our Compensation Committee considers the executive’s performance, Commerce’s performance and information and analysis provided by our compensation consultant. Stock options granted in 2006 are reflective of each executive officer’s 2005 performance as well as the expected contribution of each executive officer to Commerce’s future success.

In February 2007, upon ratification of the Board, our Compensation Committee, using the same evaluation criteria discussed above, awarded stock options to our executive officers based on each executive officer’s 2006 performance as well as the expected contribution of each executive officer to Commerce’s future success. All options granted are not exercisable until one year after the date of grant and then are exercisable ratably over four years and expire no later than ten years from the date of grant.

Beginning in 2006, Commerce expensed stock option grants in accordance with FAS 123(R). When determining the amount of stock options to grant, the Compensation Committee considered the cost of the grant with its potential benefits as a compensation component. We believe that granting stock options effectively balances the objective of aligning executive compensation with Commerce’s long-term performance as well as shareholder return.

Stock options have a four-year vesting period, which encourages a long-term perspective and encourages the executive officers to remain with Commerce.

Other Benefits

Commerce provides executive officers with other benefits, reflected in the Summary Compensation Table under the heading, “All Other Compensation.” We believe these benefits are reasonable, competitive and consistent with our overall compensation structure. The cost of these benefits is not material to each executive officer’s total compensation. Benefits include: life insurance premiums; long-term disability insurance premiums; long-term care insurance premiums; 401(k) matching contributions; personal use of a company car; and country club dues. We believe that such benefits are reasonable, comparable to benefits offered to executive officers by other employers and a necessary component of compensation to attract and retain executive officers.

At a level equal to all employees, Commerce offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the named executive officers, their spouses and children. Commerce pays a portion of the premiums for the coverage selected and the amount paid varies with each health, dental and vision plan. All of the named executive officers have elected one of the standard coverage plans available.

Commerce does not provide post retirement health, dental or vision benefits to its employees, including the named executive officers.

Commerce offers an employee stock purchase plan to all of our employees in an effort to advance the interests of Commerce and our shareholders by encouraging our employees to acquire a stake in the future of Commerce by purchasing shares of our common stock, thereby aligning the interests of the employees with those of our shareholders. Our named executive officers are eligible to participate in this plan on the same terms as all other employees.

Stock Option Grant Practices

Stock options granted as part of our annual performance reviews are approved by the Compensation Committee at pre-determined meetings, subject to the ratification of the Board. The exercise price for all stock option grants is the closing price of Commerce common stock on the NASDAQ Global Select Market on the date of grant. Our stock option plan does not allow for discounted stock options, reload stock options or re-pricing of stock options.

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of our shareholders for our executive officers and directors to own Commerce common stock. “Stock ownership” includes stock owned directly, stock owned indirectly through 401(k) plans and stock option grants. While the Compensation Committee has not established stock ownership guidelines or requirements, we encourage all executive officers and directors to own stock through one of the means previously discussed.

Chief Executive Officer Compensation

In determining salary and bonus for Mr. Nalbandian, the Compensation Committee evaluated his individual performance, within the context of Commerce’s performance, as well as his individual contributions to Commerce’s performance. His bonus was awarded based upon that evaluation. His salary in 2006 remained the same as it was in 2005.

Mr. Nalbandian was awarded stock options in 2006 based upon his 2005 individual performance as well as his expected contribution to Commerce’s future success. He was awarded stock options in February 2007 based upon his 2006 performance as well as his expected contribution to Commerce’s future success.

The Compensation Committee believes that the 2006 compensation for Mr. Nalbandian is consistent with Commerce’s compensation philosophy and objectives.

Other Executive Officer Compensation

The Compensation Committee believes salaries are dependent upon the responsibilities, experience and performance of each executive officer. The salary for each executive officer for 2006 was the same as it was for 2005.

In determining bonuses for Messrs. Zody, Ritrievi and Huggins, we evaluated the individual performance of each executive, within the context of Commerce’s performance, and the individual contribution of each executive to Commerce’s performance. Bonuses were awarded based on that evaluation.

Each executive officer was awarded stock options in 2006 reflective of the individual performance of each executive in 2005 as well as the expected contribution of each executive to Commerce’s future success. The named executive officers were awarded stock options in February 2007 based upon the individual performance of each executive in 2006 as well as the expected contribution of each executive to Commerce’s future success.

The Compensation Committee believes that the 2006 compensation for these executives is consistent with our overall compensation philosophy and objectives

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2006

The following table is a summary of certain information concerning the 2006 compensation awarded or paid to, or earned by Commerce’s Chief Executive Officer, Chief Financial Officer and each of Commerce’s other three most highly compensated executive officers during 2006 collectively referred to throughout this proxy statement as the “Named Executive Officers”.

					Option	All Other
Name and		Salary	Bonus		Awards	Compensation	Total
Principal Position	Year	($)	($)		($)(1)	($)(2)	($)

Gary L. Nalbandian	2006	$ 325,000	$ 30,000		$ 67,760	$ 29,581	$ 452,341
Chairman, President and
Chief Executive Officer
of Commerce and the Bank

Mark A. Zody	2006	$ 162,500	$ 15,000		$ 24,200	$ 16,115	$ 217,815
Executive Vice President and
Chief Financial Officer
of Commerce and the Bank

Rory G. Ritrievi	2006	$ 192,500	$ 15,000		$ 26,620	$ 9,724	$ 243,844
Executive Vice President
and Chief Lending Officer
of Commerce and the Bank

David B. Skerpon	2006	$ 182,500	$ -	[3]	$ 16,940	$ 9,397	$ 208,840
Executive Vice President
and Chief Retail Officer
of Commerce and the Bank

D. Scott Huggins	2006	$ 120,000	$ 5,000		$ 4,840	$ 4,874	$ 134,714
Senior Vice President
and Chief Risk Officer of
Commerce and the Bank

1	This column shows the dollar amount recognized for financial statement reporting purposes during 2006 for the fair value of stock options granted to each of the named executive officers in 2006 in accordance with FAS 123(R). This amount includes options granted in 2006 only, as vesting for options granted prior to July 1, 2005 was accelerated in December 2005. Options granted in 2006 were valued at $11.11 using a Black-Scholes option pricing model in accordance with FAS 123(R). For a discussion of the valuation assumptions used, see Note 1 to Commerce’s Notes to Consolidated Financial Statements included in Commerce’s annual report on Form 10-K for the year ended December 31, 2006.

2
Includes (a) annual retainer and monthly director meeting fees for Mr. Nalbandian of $18,800; (b) contributions by the Bank to the executive officer’s 401(k) Retirement Savings Account in the amounts of $4,688 for Mr. Nalbandian, $3,925 for Mr. Zody, $4,717 for Mr. Ritrievi, $4,444 for Mr. Skerpon and $3,600 for Mr. Huggins and (c) Long Term Care insurance premiums in the amounts of $1,951 for Mr. Nalbandian, $842 for Mr. Zody, $842 for Mr. Ritrievi, $929 for Mr. Skerpon and $1,274 for Mr. Huggins. Amounts in this column also include the personal use of a Bank provided automobile for Messrs. Nalbandian, Zody, Ritrievi, and Skerpon; amounts paid for country club dues for Mr. Ritrievi; and amounts paid for life insurance premiums and long-term disability premiums for Mr. Zody.

3	Mr. Skerpon terminated his employment with Commerce as of January 12, 2007, prior to the Compensation Committee’s action to award bonuses to the named executive officers based upon 2006 performance.

Employee Stock Option Plan

In 1996, Commerce shareholders approved the 1996 Employee Stock Option Plan (the “1996 Plan”) which provided for 1,254,738 shares of common stock (adjusted for all stock dividends and stock splits) for issuance under the 1996 Plan to officers and key employees of Commerce and the Bank. Pursuant to the 1996 Plan, stock options were granted which qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as incentive stock options as well as stock options that do not qualify as incentive stock options. The 1996 Plan expired on December 31, 2005 and no further options may be granted under the 1996 Plan. As of March 30, 2007, options to purchase 628,897 shares of Commerce common stock (as adjusted for all stock dividends and stock splits) were outstanding under the 1996 Plan.

In 2005, the Board of Directors adopted and the Company’s shareholders approved the adoption of the 2006 Employee Stock Option Plan (the “2006 Plan”) for the officers and employees of Commerce and the Bank. The 2006 Plan commenced January 1, 2006 and replaced the 1996 Plan. We reserved 500,000 shares of common stock for issuance under the 2006 Plan. The 2006 Plan will expire December 31, 2015. The purpose of the 2006 Plan is to provide additional incentive to officers and employees of Commerce and the Bank by encouraging them to invest in Commerce’s common stock and thereby acquire a proprietary interest in Commerce and an increased personal interest in Commerce’s continued success and progress. As of March 30, 2007, options to purchase 239,000 shares of Commerce common stock were outstanding under the 2006 Plan.

The 1996 Plan and the 2006 Plan are collectively referred to as the “Employee Plans”.

The Employee Plans are administered by the Compensation Committee, which is appointed by the Board of Directors and consists only of independent directors who are not eligible to receive options under the Employee Plans. The Compensation Committee determines, among other things, which officers and employees receive an option or options, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability and, subject to certain other provisions to be discussed below, the option price and duration of the option. Incentive stock options first exercisable by an employee in any one year under the Employee Plans may not exceed $100,000 in value (determined at the time of grant). The Compensation Committee may, in its discretion, modify or amend any of the option terms herein described, provided that if an incentive stock option is granted, the option as modified or amended continues to be an incentive stock option.

In the event of any change in the capitalization of Commerce, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plans will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. The option price for options issued must be at least equal to 100% of the fair market value of the Commerce common stock as of the date the option is granted.

Options granted after January 1, 2005 pursuant to the Employee Plans are not exercisable until one year after the date of grant and then are exercisable evenly over four years from the date of grant. Under the Employee Plans, in the event of a "change in control" of Commerce, as defined in the Employee Plans, each optionee may exercise the total number of shares then subject to the option. The Compensation Committee has the authority to provide for a different rate of option exercisability for any optionee.

Except as otherwise authorized by the Compensation Committee with respect to non-qualified stock options only, options are not transferable, except by will or the laws of descent and distribution in the event of death.

Under the Employee Plans, unless terminated earlier by the option's terms, both incentive stock options and non-qualified stock options expire ten years after the date they are granted. Options terminate three months after the date on which employment is terminated (whether such termination be voluntary or involuntary), other than by reason of retirement, death or disability. The option terminates three years from the date of termination due to retirement or death and one year from the date of termination due to disability (but not later than the scheduled termination date).

During an optionee's lifetime, the option is exercisable only by the optionee including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

During 2006, Commerce granted stock options to purchase an aggregate of 125,650 shares of Commerce common stock at an average price of $31.18 per share under the 2006 Commerce Employee Stock Option Plan. During 2006, a total of 71,989 options were exercised under the Employee Plans.

On December 16, 2005 Commerce’s Board of Directors approved the accelerated vesting of all outstanding unvested stock options awarded prior to July 1, 2005 to employees and directors. This acceleration was effective as of December 18, 2005. The decision to accelerate the vesting of the options was to enable Commerce to reduce the amount of non-cash compensation expense that would have been recorded in the Company’s income statement in future periods upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” in January 2006. Commerce has placed a restriction on the members of senior management and the Board of Directors that will prevent the sale, or any other transfer, of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination of employment.

Executive Stock Option Grants in Fiscal Year 2006

The following table shows the stock options granted to the Named Executive Officers in 2006.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

			Exercise or	Grant Date Fair
	Grant	Number of Securities	Base Price	Value of Stock
Name	Date	Underlying Options[1]	of Option Awards[2]	and Option Awards[3]

Gary L. Nalbandian	2/17/2006	28,000	$ 31.25	$ 311,828

Mark A. Zody	2/17/2006	10,000	31.25	111,368

Rory G. Ritrievi	2/17/2006	11,000	31.25	122,504

David B. Skerpon	2/17/2006	7,000	31.25	77,957

D. Scott Huggins	2/17/2006	2,000	31.25	22,273

1
This column shows the number of stock options granted in 2006 to each named executive officer. These options are not exercisable until one year after the date of grant and then vest evenly over a four-year period beginning February 17, 2007. Continuation of employment is the only vesting condition.

2	The column shows the exercise price for the options granted in 2006 to each named executive officer. This was the closing market price on the date of grant of these options.

3
This column shows the full grant date fair value, under FAS 123(R), of stock options granted to each named executive officer in 2006. The full grant date fair value is the total amount Commerce will recognize for financial statement reporting purposes over the option awards vesting schedule. Options granted in 2006 were valued at $11.11 using a Black-Scholes option pricing model in accordance with FAS 123(R). For a discussion of the valuation assumptions used, see Note 1 to Commerce’s Notes to Consolidated Financial Statements included in Commerce’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table sets forth certain information as of December 31, 2006 regarding the number of vested and unvested stock option awards for each named executive officer, as adjusted for all stock splits and stock dividends through the record date. Each grant is shown separately for each named executive officer.

	Number of Securities	Number of Securities
	Underlying	Underlying	Option	Option
	Unexercised Options-	Unexercised Options-	Exercise	Expiration
Name	Exercisable	Unexercisable[1]	Price[2]	Date

Gary L. Nalbandian	28,141		$ 10.66	11/21/2007
	26,801		10.73	11/20/2008
	25,525		9.11	11/19/2009
	24,309		12.13	11/17/2010
	34,728		15.55	11/16/2011
	31,499		17.98	2/21/2013
	30,000		25.38	2/20/2014
	22,500		33.50	2/18/2015
		28,000	31.25	2/17/2016

Mark A. Zody	9,848		$ 10.66	11/21/2007
	9,379		10.73	11/20/2008
	8,933		9.11	11/19/2009
	6,077		12.13	11/17/2010
	8,102		15.55	11/16/2011
	8,399		17.98	2/21/2013
	8,500		25.38	2/20/2014
	5,250		33.50	2/18/2015
		10,000	31.25	2/17/2016

Rory G. Ritrievi	9,938		12.13	11/17/2010
	11,576		15.55	11/16/2011
	10,500		17.98	2/21/2013
	10,000		25.38	2/20/2014
	6,250		33.50	2/18/2015
		11,000	31.25	2/17/2016

David B. Skerpon	13,649		17.98	2/21/2013
	8,500		25.38	2/20/2014
	5,000		33.50	2/18/2015
		7,000	31.25	2/17/2016

D. Scott Huggins	200		33.50	2/18/2015
		2,000	31.25	2/17/2016

1	These options vest at a rate of 25% per year on February 17, 2007, 2008, 2009 and 2010. Mr. Skerpon left the Company in January 2007, and therefore his options will not vest.

2	This was the closing market price (adjusted for stock dividends and stock splits) of Commerce’s common stock on the date of grant of these options.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

Number of Shares
	Acquired	Value Realized
Name	on Exercise	On Exercise

Gary L. Nalbandian[1]	23,638	$490,489

Mark A. Zody[2]	8,864	173,879

Rory G. Ritrievi	-	-

David B. Skerpon	-	-

D. Scott Huggins	-	-

1	Mr. Nalbandian exercised 23,638 options on May 16, 2006 with an exercise price of $6.85 per share and a market price of $27.60 per share.

2
Mr. Zody exercised (a) 4,500 options on May 23, 2006 with an exercise price of $6.85 per share and a market price of $27.51 per share and (b) 4,364 options on November 15, 2006 with an exercise price of $6.85 per share and a market price of $25.39 per share.

Potential Payments Upon Termination or Change in Control

Upon termination of employment for any reason, each Named Executive Officer would be entitled to receive payment of salary for time worked through the date of termination of employment. In addition, except in the event of termination due to misconduct, each executive would be entitled to exercise all vested unexercised stock options (see the table on page 26 for a list of these options). In the event of termination due to misconduct, as determined in the reasonable judgment of management of Commerce, all stock options granted shall be forfeited and rendered unexercisable.

The Employee Stock Option Plan provides that in the event of a change in control (as defined in the plan), all outstanding options may be exercised by the option holder. Consequently, if a change in control of Commerce had occurred on December 29, 2006 (the last business day of the year), each of the Named Executive Officers would have been entitled to exercise all of the outstanding stock options, including those that had been granted on February 17, 2006. The closing price of Commerce's common stock on December 29, 2006 was $26.30. Because the options granted on February 17, 2006 have an exercise price of $31.25, the executives would not have received a gain on the exercise of these options.

Commerce's executives do not have employment agreements or any other benefit arrangement that would be triggered by a termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this proxy statement captioned “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board of Directors that this section be included in this Proxy Statement and in Commerce’s Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE
By: Alan R. Hassman, Chairman
Douglas S. Gelder
Michael A. Serluco

Equity Compensation Plan Information

The following table contains information about Commerce’s equity compensation plans as of December 31, 2006:

Number of securities
remaining available for
	Number of securities to	Weighted average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	oustanding options,	(excluding securities reflected
	and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)[1]

Equity compensation
plans approved by
security holders	933,726	$20.18	350,420

Equity compensation
plans not approved
by security holders	N/A	N/A	N/A

TOTAL	933,726	$20.18	350,420

1	Includes total shares available for employees through the Employee Stock Purchase Plan and also shares available for all shareholders under Commerce’s Dividend Reinvestment and Stock Purchase Plan.

OTHER BUSINESS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the election of directors. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant during 2006 was Beard Miller Company LLP (“BMC”), 320 East Market Street, Harrisburg, PA 17101. The Audit Committee has selected BMC to be our principal accountant for 2007. We expect a representative of BMC to attend the Annual Meeting, to have the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

The Sarbanes Oxley Act of 2002 and the auditor independence rules of the SEC require all public accounting firms who audit public companies to obtain authority from their respective audit committees in order to provide professional services without impairing independence. Before BMC performs any services for Commerce, the Audit Committee is informed that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve BMC’s performance of the services. In 2006, all services performed by BMC were approved in advance pursuant to these procedures. The Audit Committee has determined that the performance by BMC of tax services is compatible with maintaining that firm’s independence.

Fees Billed by Independent Public Accountants

Fees for professional services provided by Beard Miller Company LLP were as follows for the last two fiscal years:

	2006	2005
Audit Fees[1]	$185,313	$207,170
Audit-Related Fees[2]	16,693	9,860
Tax Fees[3]	9,826	9,696

	$211,832	$226,726

1      Includes professional services rendered for the audit of Commerce’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA and/or Section 404 of the Sarbanes-Oxley Act and the student loan audit), including out-of-pockets expenses.

2      Assurance and related services reasonably related to the performance of the audit or review of financial statements include the employee benefit plan audit and Enterprise Zone Tax Credit audit.

3	Tax fees include the preparation of state and federal tax returns and related tax questions and research.

The 2006 fees were approved in accordance with the Audit Committee’s policy. The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2006 or 2005 total fees.

Shareholder Proposals for the 2008 Annual Meeting of Shareholders

Under Commerce's Bylaws, no shareholder proposals may be brought before an Annual Meeting of Shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Commerce (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year's proxy statement. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Commerce's proxy statement. A shareholder wishing to submit a proposal for consideration at the 2008 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than December 15, 2007.

If the Corporate Secretary of Commerce receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2007 Annual Meeting of Shareholders, the proxies appointed by Commerce may exercise discretionary authority in voting on such proposal if, in Commerce's proxy statement for such meeting, Commerce advises shareholders of the nature of such proposal and how the proxies appointed by Commerce intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to Commerce's shareholders.

The presiding officer of the meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the Corporate Secretary for Commerce by the date specified. If a shareholder proposal is received by Commerce after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2008 Annual Meeting of Shareholders, the proxies appointed by Commerce may exercise discretionary authority when voting on such proposal.

If the date of our next Annual Meeting is advanced or delayed by more than 30 days from May 16, 2008, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals must be received.

ANNUAL REPORT

Commerce sends only one annual report to shareholders sharing the same address. We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below. If you wish to receive a separate copy of the annual report in the future, notify Commerce at the phone number or address below. You can also request that we send only a single copy of the proxy statement to security holders at a shared address, by sending written notice to the address below.

Additionally, you can obtain a copy of the Commerce Annual Report on Form 10-K for the year ended December 31, 2006 at no charge by writing to:

Sherry Richart, Investor Relations
Pennsylvania Commerce Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111
1-800-653-6104

RETURN OF PROXY

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

PETER J. RESSLER
Secretary

Harrisburg, Pennsylvania
April 25, 2007

PROXY

PENNSYLVANIA COMMERCE BANCORP, INC.
3801 Paxton Street
Harrisburg, PA 17111
Telephone: (888) 937-0004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF PENNSYLVANIA COMMERCE BANCORP, INC.

The undersigned hereby appoints Douglas S. Gelder and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Pennsylvania Commerce Bancorp, Inc. held of record by the undersigned on March 30, 2007 at the Annual Meeting of Shareholders to be held on May 18, 2007.

1.  ELECTION OF DIRECTORS:

For all Nominees Listed Below ________	Withhold Authority_________
(except as indicated below)

Gary L. Nalbandian, James R. Adair, John J. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette,
Samir J. Srouji, M.D.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

2. OTHER BUSINESS:

Take action on other business, which may properly come before the meeting.

FOR_____ AGAINST_____ ABSTAIN_____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS, AND “FOR” ANY FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this day of , 2007.	(SEAL)
Signature

(SEAL)
Signature

When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope. No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.